ARTICLES OF AmenDMENT TO
	BIG[, INC.

THE UNDERSIgned, being the president of BIGI, Inc., Inc., does hereby amend Articles of Incorporation as follows:

ARTfCLr= I
CORPORATENAME

The name of the Corporation shall be View Sysismi, Inc.
	I hereby certify that the folloMng was adopted by a mnlorily vote of the shareholders Find directors of the corporation on September 22, 1998 and that the number of votes cnqt was sufficient for approval.

	IN WITNESS WHEREOF. I have hereunto to and executed this Amendment to Articles of Incorporation this on September 22, 1998.

Director

	1 10 foar-esug, InRtrument was acknowledged before me on September 22, 1999, by ille Hims, who Is personally knovm to me.

	Notary Public My commission expires:

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	N sew" 0" t

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ARTICLES OF AMENDMENT TO
BENEFICIAL INVESTMENT GROUP, INC.

	THE UNDERSIGNED. being the sole director nnd president of Beneficial Investment Group, Inc., does hereby amend Its Articles of Incorporation as follows:

r I

ARTICLE I
CORPORATE NAME

The name of the Corporation shal

be BIGI, Inc.

ARTICLE 11
PURPOSE

-0 1'I'l
-CU

	The Corporation shall be organized for any and all Purposes sulhorl7ed under the laws of the state of Florida.

-the period during which

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	The mplisl stock of this corporation stock, $.00j par value.

	ARTICLE III PERIOD OF EXISTENCE

the corporation shall continuelq
~ perpetual.

ARTICLE IV StIARES

shall consist Of 50.000,000 shares of common

ARTICLE V
PLACE or 13USINESS

	The address of the principal place of business Of 11,1, corporstion In the sinle of Florida shall be 200 East Robinson Street, Suite 450,
Orlands, r-_I_ - The Dowd of Directors may at any time and from time
 10 tir'ne move the principal office of this

corporation.

~RTICLF_ VI
DIRECTORS AND OFFICERS

-orporallon shall be msnsqed by Its BOSId 01 Dlrpclorq 1he
I be business of this 1, 	d, stiblect to quch till"It"I"n
number of such directors shall be not be legs thnn one (1)
 nn r provided In the t3y-Law9
may be Increased or deaea9ed from time to lime In the t"Onne

I
AMOULtz- Vio
DENIAL OF PREEMPTIVE RIGI-ITS

	No shareholder shelf have any right to acquire alisreq, or other securities of the t.;orporaflon except to the extent such right may be granted by no amendment to these Arficles or Incorporation or by a resolution of the board of Directors.

ARTICLE Vill
AMENDMENT OF BYLAWS

	Anything In these Articles of Incorporation, the Bylws. or If in Florida Corporation Art notwithstanding, bylaws shelf not be adopted, modirted, amended or repeated by the slinreholders of the Corporation except upon the Wfirmative volt- of a simple mAjorily vote of the holders of all the Issued and outstanding shares of flit- corporation entitled to vote thereon.

ARTICLE IX
SHAREtIOLDERS

9. 1. Insp"c Ion _Qf B e!. The board of directors eshrill mske. ressonebte
rtiles In	V~* determine at what times and places and tinder wlint
 condition,; flin. book'4 of tho Corpnrsllofl shsll be open to Inspection by shareholders or a duty sppoitited representative of a shareholder.

	9.2. Control ooh-efe_ A .111 The provIsloris rolsting to Any control shrim ncq0-_;It1on as contaltied'in Florida S(stutes now, or hereinafter striended, end sny successor provision shall not apply to the Corpornflon.

	9j. Quorum. The holders of shares entitled to one-third of the votes at a meelitig of shareholder's shall constitute a quorum.

	9A. ReqCrq_4_yQLq. Acts of shareholders shall reqtjire
 (lie approval of holders of 50.01% of the outstanding votes of shareholders.

ARTICLE X
LIABILITY AND INDEMNIFICATION OF DIRECTORS AND orrICERS

	To the fullest extent permitted by few. no director or officer of flip Cotporntion shill be personally liable to the Corporation or Its shareholders for dsmage.q. for breach of ritly duty owed to the
 Corporation or Its sHareholders. Iti nddifinfi, flip corporrillonshrill linvP the power, In Its By-Laws or In any res6lution of Ile; stockholders or ditectotrS, to undminke to Indemnify the officers and directors of this corporation rigninqI Stly collilligency or Vvill ss may be determined to be In the best In ils, cniporstion, nnd In conjunctiol, therewith, to procure, ali this corporation's expense, Policifs Of 111sutsfice.

2
ARTICLE XI
CONTRACTS

	No contract or other transaction between this corporation and any person, firm or aporation shelf be affected by the fact that any officer or director of Ifils corporation Is such other party or Is, or at some time In the future becomes, an ofncer, director or partner of such other contracting party, or has now or hereafter a direct or Indirect
Interest In such contract.

	I hereby certify that the foll(rMng was adopted by a "isjoilly vole of the shareholders snd directors of the corporation on July 13, 1998 atid that the number of vole!s. cost was sufficient for approval.

	IN WITNESS WHEREOF, I have hereunto subscribed to wid executed this krne"ndtnent to Articles of Incorporation this on July 13, 1998. .

JU 	e (51recior

	The foregoing Instrument was acknowledged before me on July 13, `1998, by Julie '3irns, who Is personally known to me.

My commission expires:

- M Alf

le
ate
ota y Public

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my cwffiellon rV. OCL W, Im
ARTICLES OF INCORPORATION
o r
	lei .1.1
AMEICIAL IN			E	IROUP, INC.

I

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 . * I I

i

	The undersigned, acting wi Incorporator. locreby adopts these Articles Of Incorporation and forms a profit corporation (the
 "Corporation,-) under the laws of the State of Florida. as follows:

ARTICLE I
Name

The name of the Corporation is-

113KNEVICIAL INVESTMENT UROUP. INC.

A RTICLE U
Term of Existence

	The date when corporate existence shall cornmenen shall be the dale of filing of triese Articles of Incorporation with the Florida Department of State as provided by Section 607.167. Florida Statutes. and the .
Corporation shall have perpetual existence thereafter.

A RTICLP I'll
Nature of Business

The Corporption is organized for the following purposes:

	(a) Tu Invest In. own, purchase. sell, ms.7131te and otherwise deal with Investments In tmsirmsscs, proW--- s and securities .-iid all acliviiies necessary or useful In connection with the fusegulne: and

1b)		To engage In any and all lawful to-mlne!ses.

A Ri"CLE tv
Powers

The Corporatlon uhall have powert

to) 		to have perpetual succession by Its corporate name;

	(b)	To sue and be sued. complain. and defend In Its corporate name
 In all actions or proceedings:

	(el To have a corporole seal, which may be altered at plewwre, and to wse file .ame by causInK It. or A facsimile thereof, to be lmprt--;!;M.
 affixed. or In any other manner reproduced:

AEW0014
	(d) To purchase. take. receive, lease, or otherwise acquire. own, hold. Improve, use, and otherwise deal In slid with real or personal property or city Interest therein, WWtVer 1111.111tedi

	(el	To sell, convey, mortgage. pledge. create a security Interest
 In, lease, exchange, transfer, and otherwise dispose of all or any part of Its property end asselst

M 	To tend money
	to and use Its credit to mist Its offlecrit and employecs to the full extent permitted by law&

	(g) To purchase. take. recelve. subscribe for. or otherwise acquire. own. hold. vote. use. employ. sell, mortgage. lend. pledge, or otherwise
 &rpose of, stid otherwise wse and deal In and with, shares or other Interests In. or obligations of, other domestic or foreign corporations.
 associations. partnerships or Individuals, or direct or Indirect obligations of the United States or of any other government, stale.
 territory. governmental district, or municipality or of any instrumentality lliereolt

	(h)	To make contracts and guarantees and Incur liabilities. borrow money at such rale~; of Interest as lite corporation may determine. Issue Its notes,
 bonds. and 	obligations, and secure any of Its obligations by mortgage or pledge of all or any
(if Its property. franchises, and Income;

	III To lend money for Its corpor;kte purpos(s, Invest and reinvest Its funds. and lake and hold real and peiixinal property as security for the payment of funds NO loaned or Invested;

	Ip To rondi!cl Its btzlne~,,;, carry on Its operations. und have offices and exercise lite powers granted by Ilip Florida
 General Corporation Act williln or without like State of MOW%

	(k) To elect or appoint officers and agent.,; Inr lite Corporation Including' teachers. administrative personnel and other persons and define their duties and fix their comporvWlon;

	M To make and after bylaws. not Inconsistent with these Articles of Incorporation and the laws of live Slate of Florida, for lite administration and regulation of live affair,.% of the Corporation:

	I m) To make donallons lor lite public welfare or for charitable, scientific or educollonal purposes;

	Ini	to trartsoct arty lawful buslnesN which lite Board of DirectorS of the Corixiration shAll find will be In aid of governmental policy:

	to) To Invest In. own, purchase. sell. manage and otherwise deal with Invesirnents In businesses, properijes and securities and all actlvltir--s necessary or wse(ul In r(innection willo lite loreKoIng; and

	(p) lo be a promoter, Incorporator general or limited partner. member. associsic. or manager of any corporation. partnership, kiint venture,
Irte-I or other enterprise: and

AFW0074	2
(q)
il	purposes-
11
I I

To have and exercise all powers necessary or conveliIE-nj 10 effe-et jig

 . A RTICLP. V
P-PP1LqB;r_N

	The Corporation is authorized to issue 7,500 Shares of one dollar (11.0011 common stock. which shall be dm-lgnated Common Stock.

ARTICLE VI

	flic street address ul lite Initial registered allIce of Ilia C, -1,v -Mon is c/o Rudnick & Wolfe. 101 East Kennedy Boulevnrd.
 Suite 20M). Tampa, Floiecia 33GO2. and lite name of Its Initial mItstered agent at such address is flenry Salieliez. Jr.

Name

Julie Sarjent

Robert Johnston

Jerome Lelberman

are:

ARTICI-F VH
Directors

	'the Corporation shull have three (3) directors Inlilully. The number of directors may be lncrea.%ed or decreased from time to time In accordance with Ilia bylaws Of thr Corporation. provkIed that Ilia Corporation shall always have at least One (11 but no more than ten (101 directors. lite names and addre!,-,cs of
Ilia initial director's of lite Corporation. who shall serve until their successors are duly elected and quallf led. are:

A RTICLP Vill
ln,corpo

Addl

4010 floyscoul floulevard
Suite 300
rampa, Flctrld;A 336117

4010 Boyseout Iloulevard suite 3011 Tampa, Florida 336117

4010 Iloyscout Ifoulevard
stille 300
Tampa. Florida 33601

The name and addram at the Incorporator sIgnlng these Articim of Incorporation

Name

flenry Sanchez, Jr.

AEW0074


Addrem

c/o Rudnick & Wolle
101 Fast Kennedy twulevard
Sulte 2000
Tampa, Florida 3360.1

I
ARTICLE IX
PuLa

	The power to adopt, alter, amend or repeal bylaws shall be vested In tho Corporation's Iloard of Directors.

ARTICLE X

	The Corporation shAll Indemnity any director or officer or any former director or officer. to the fullest extent permitted by Aw.

ARTICLE XI

	Each sha".1tolder of the Corporation shall have the first right to purchase shares (and any %ecur!1lc--i convertible
Into such Mittres: of any clwz. kind or rmrlcs of the. Corporailon's capital stock that may from tin c to time be b,%ued, whether or not presently oullsorized. Including treasury shis", It. the ratio that the number of sharm such sliarcholder holds at that time of L%uAnce bears to the total number of %liares then outstanding. exclusive ot treasury shares. Any shareholder's preemptive rights older does not exercise lils or tier preemptive rights by tendering full payment to the Corporation within thirty (30) days of recelpt of written notice Irom the Corporation stating the prices. terms and condliloms for the sale of suet] shares (or ,;ecurIlles convertible
 Into such shares). A shareholier may also waive lits or tier preemptive riRlits by affirmative written notice of waiver within thirty (3111 days of recelpt of notice of the
,,Corpora I Ion's Issuance of shares.

ARTICLF XII

lh(--m Articles of Incorporation miy be amended In the manner provided by low.

	IN WITHF-SS WHEREOV, the undersigned Incorporator has executed thetv Articles this 25th day of January, 1989.

ISEALI

Incorporator

STATE OF FLORIDA

COUNTY or 11ILLS130ROU4311

The foregoing Instrument was acknow"ed before me this 25th day of January, 1989. by Ifenry Sanchez, Jr.

		y Publ c
	S?Nt er ()I Florl at rge
I Notarial Seal)
My commission expires:
1411" Pv%. S1811! of llor;&

I

ACCEMANCIR MY HBO 19- FULMM

	Having been named Reltstem-d Agent and desIgnated to accept service of PMCM for tl . ab,~v"la(ed corporation, et the plitee c"-Ignitled heirlit. I hereby ttgr" to act In this capitelty. and I further agree to comply with ilia PrOVISIOMS of all statutes relative to itie proper and complete performance of my dull".

Dated: 	- - tary 25, 1989

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